Exhibit 5.1

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER
(1918-1996)

JON R. COLLINS
(1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

DAVID N. FREDERICK

RODNEY M. JEAN

HARVEY WHITTEMORE

TODD TOUTON

CAM FERENBACH

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

ALLEN J. WILT

LYNN S. FULSTONE

RORY J. REID

DAN C. McGUIRE

JOHN E. DAWSON

FRED D. “PETE” GIBSON, III

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

1700 BANK OF AMERICA PLAZA 300 SOUTH FOURTH STREET LAS VEGAS, NEVADA 89101 (702) 383-8888 FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com

MICHAEL D. KNOX

ERIN FLYNN

JENNIFER ROBERTS

MEREDITH L. MARKWELL

DOUGLAS A. CANNON

RICHARD T. CUNNINGHAM

MATTHEW R. POLICASTRO

JENNIFER J. DiMARZIO

PEARL L.GALLAGHER

CHRISTINE D. SMITH

SUSAN L. MYERS

BRIAN S. PICK

JENNIFER L. BRASTER

LUCAS J. TUCKER

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

KETAN D. BHIRUD

LAUREN D. CALVERT-ARNOLD

ROBERT W. HERNQUIST

CHRISTIAN HALE

TIMOTHY R. MULLINER

COURTNEY MILLER O’MARA

BRIAN H. SCHUSTERMAN

MOHAMED A. IQBAL, JR.

KELLY R. KICHLINE

MARK J. GARDBERG

ELIZABETH A. HIGH

JAMES B. GIBSON

GREG J. CARLSON

ABIGAYLE F. DANG

JING ZHAO

JOHN D. TENNERT

COLLEEN A. DOLAN JENNIFER A. SMITH DAN R. REASER PAUL E. LARSEN	DOREEN SPEARS HARTWELL LAURA K. GRANIER MAXIMILIANO D. COUVILLIER III	June 14, 2010	OF COUNSEL A. WILLIAM MAUPIN RICHARD J. MORGAN* ELLEN WHITTEMORE CHRISTOPHER MATHEWS MARK A. CLAYTON

*ADMITTED IN CA ONLY WRITER’S DIRECT DIAL NUMBER (702) 383-8837 MGOLDSTEIN@LIONELSAWYER.COM

Sino Clean Energy Inc.

Room 1605, Suite B, Zhengxin Building

No. 5 Gaoxin 1st Road, Gaoxin District

Xi’an, Shaanxi Province, PRC

Re:          Registration Statement on Form S-1, File No. 333-

Ladies and Gentlemen:

We are rendering this opinion to Sino Clean Energy Inc., a Nevada corporation (the “Company”), in connection with the sale of shares of common stock, par value $0.001 per share (the “Common Stock”) as contemplated by the Form S-1 Registration Statement containing two prospectuses (one a “Public Offering Prospectus” and one a “Resale Prospectus”) to which this opinion letter has been filed as an exhibit (the “Registration Statement”).

The Registration Statement relates to the offering pursuant to the Public Offering Prospectus under the Common Stock Act of 1933, as amended (the “Act”) in a public offering by the Company for a maximum aggregate offering price of $35,000,000.00.  The Common Stock may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), at which time it is contemplated that the Public Offering Prospectus will be supplemented in the future by one or more supplements to the Public Offering Prospectus.

The Registration Statement also relates to the resale pursuant to the Resale Prospectus under the Act by the selling stockholders named in the Resale Prospectus (“Selling Stockholders”) of an aggregate of an aggregate of 3,601,198 shares (each a “Warrant Share”) of the Common Stock which may be issued upon exercise of warrants (each a “Warrant”), an aggregate of 60,000 shares of Common Stock (each an “Option Share”) which may be issued

RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET • RENO, NEVADA 89501 • (775) 788-8666 • FAX (775) 788-8682

CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119

upon exercise of options (each an “Option”) and 10,000 shares of Common Stock currently issued and outstanding.

In rendering our opinions set forth below, we reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter.  As to facts material to the opinions expressed herein, we have relied upon the information contained in the Registration Statement and oral and written statements and representations of officers and other representatives of the Company.  We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; and (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents.

Based upon such examination, and subject to the further assumptions, qualifications and limitations contained herein, it is our opinion that:

1.                                       The Common Stock, registered pursuant to the Public Offering Prospectus, upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Common Stock against payment therefor of such lawful consideration as the Company’s Board of Directors (the “Board”) (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

2.                                       The 10,000 shares of Common Stock resold pursuant to the Resale Prospectus by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

3.                                       Assuming that the full consideration for each Warrant Share issuable upon the exercise of each Warrant is received by the Company in accordance with the terms of each Warrant, the Warrant Shares will, when issued, be validly issued and outstanding, fully paid and nonassessable.

4.                                       Assuming that the full consideration for each Option Share issuable upon the exercise of each Option is received by the Company in accordance with the terms of each Option, the Option Shares will, when issued, be validly issued and outstanding, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Act and will remain effective at the time of issuance of any Common Stock thereunder; (ii) all issuance of Common Stock shall have been authorized in accordance with resolutions duly adopted by the Board (or an authorized committee thereof) (each, a “Board Action”), the Company’s Articles of

Incorporation, as amended, (the “Articles”) and applicable law; (iii) the Company will issue and deliver the Common Stock in the manner contemplated by the Registration Statement, the Public Offering Prospectus or the Resale Prospectus, any applicable underwriting agreement or the Warrants; (iv) the total number of shares of Common Stock issuable (including upon conversion, exchange or exercise of any other security of the Company) will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles; (v) the Board Action authorizing the Company to issue, offer and sell the Common Stock will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Common Stock are offered or sold by the Company or the selling stockholder; (vi) all issuance of Common Stock will be accompanied by delivery of certificates for Common Stock will be in the form required by the bylaws of the Company (or book-entry notation if uncertificated), and (vii) all Common Stock will be issued in compliance with applicable federal and state securities laws.

With respect to any Common Stock issuable upon exercise of a Warrant or Option, we have further assumed that (i) each Warrant or Option shall have been issued pursuant to an agreement authorized by Board Action (ii) each Warrant or Option agreement shall have been duly executed and delivered by the Company; (iii) all terms of Warrant or Option shall have been established in accordance with the provisions of such Warrant or Option Agreement; (iv) each Warrant or Option shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant or Option agreement; (v) no Warrant or Option, will violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) each Warrant or Option and the related Warrant or Option agreement, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Nothing herein shall be an opinion as to the laws of any jurisdiction other than the State of Nevada.

We express no opinion regarding the effect of any securities laws on the Common Stock issued or to be issued by the Company.  It is our understanding that the Company has retained the law firm of Loeb & Loeb LLP to represent it with respect to the Registration Statement with respect to matters of U.S. federal securities laws.

We consent to the law firm of Loeb & Loeb LLP relying upon this opinion letter.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Regulation S-K under the Act and to the reference to our firm therein and in the Public Offering Prospectus and the Resale Prospectus under the caption “Legal Matters.”  In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Very truly yours,

LIONEL SAWYER & COLLINS /s/

LIONEL SAWYER & COLLINS